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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY



      Each of the undersigned directors of Manugistics Group, Inc. whose signature appears below hereby appoints William M. Gibson and Peter Q. Repetti, jointly and individually, as attorneys-in-fact for the undersigned with full power of substitution, to execute in his name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.



Signed this 1st day of October, 1997.

/s/ William M. Gibson                           /s/ Jack A. Arnow
-------------------------                       ---------------------
William M. Gibson



/s/ J. Michael Cline                            /s/ Lynn C. Fritz
-------------------------                       ---------------------
J. Michael Cline                                Lynn C. Fritz



/s/ Joseph H. Jacovini                          /s/ William G. Nelson
-------------------------                       ---------------------
Joseph H. Jacovini

/s/ Thomas A. Skelton
-------------------------
Thomas A. Skelton

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